EXHIBIT 99.1

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    ROYAL PRECISION AND ROYAL ASSOCIATES JOINTLY ANNOUNCE SIGNING OF MERGER
                      AGREEMENT FOR MANAGEMENT-LED BUY-OUT

                              For Immediate Release

Contact for Royal Precision, Inc.:    JOHN C. LAUCHNOR, President and Chief
                                      Executive Officer
                                      FRANK W. MERTES, Vice President - Finance and Chief Financial Officer
                                      Royal Precision, Inc. (860) 489-9254
                                      INTERNET: WWW.ROYALPRECISION.COM

                                      RCG Capital Markets Group, Inc.
                                      (480) 675-0400
                                      RETAIL: JOE DORAME
                                      ANALYSTS/INSTITUTIONAL: JOE DIAZ
                                      MEDIA: JEFF STANLIS
                                      INTERNET: WWW.RCGONLINE.COM

Contact for Royal Associates, Inc.:   CHRISTOPHER JOHNSTON, President and Chief
                                      Executive Officer
                                      KENNETH J. WARREN, Secretary
                                      Royal Associates, Inc. (614) 766-1960

     (SEPTEMBER 13, 2002) - TORRINGTON, CT AND DUBLIN, OH - Royal Precision, Inc. (OTC:BB: RIFL), the manufacturer of Precision and Rifle branded steel and graphite shafts, several of the most widely-used golf club shafts on the professional golf tours, and distributor of Royal Grip(R) golf club grips, and Royal Associates, Inc. ("RA"), a privately-held holding company, jointly announced today that Royal Precision has accepted the offer made by RA to take Royal Precision private and they have entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which RA Merger Sub, Inc, a wholly-owned subsidiary of RA, will be merged with and into Royal Precision, with the public stockholders of Royal Precision to receive $0.10 per share in cash. At Closing, Royal Precision will continue to operate under the Royal Precision name.

     The Board of Directors of Royal Precision, has received the written opinion of The Harman Group Corporate Finance, Inc., that, subject to certain customary qualifications to be described in their written report, the transaction, including the consideration of $0.10 per share, is fair from a financial point of view to the stockholders of Royal Precision. Based on that opinion, the Board of Directors of Royal Precision has approved the transaction and will recommend to the Royal Precision stockholders that the merger be approved.

     The merger is conditioned upon the holders of a majority of the outstanding shares of Royal Precision adopting the Merger Agreement and certain other customary conditions. It is anticipated that an information statement will be mailed within the next 30 days to the stockholders of record as of September 23, 2002 and that the Merger Agreement will thereafter be adopted by written consent of the holders of a requisite majority of the outstanding shares of Royal Precision, with the merger to be consummated during November, 2002. The Merger Agreement, by its terms, may be terminated by RA in certain circumstances, including a material adverse change in the business of Royal Precision, and can be terminated by Royal Precision in the event that it receives an unsolicited third party offer and pursuant to the exercise of its fiduciary responsibilities enters into discussions or negotiations related thereto and in certain other circumstances.

     Royal  Precision  also  announced  that John  Lauchnor,  President of Royal
Precision, has been elected to the additional position of Chief Executive Officer and Christopher A Johnston was elected to the position of Chairman of the Board of Royal Precision upon the resignation of Richard P. Johnston as Chairman of the Board and Chief Executive Officer. Commenting on the management change, Richard Johnston stated, "John has shown great fortitude and strength of leadership through very trying times and richly deserves the opportunity to lead the company to the next level."
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ABOUT ROYAL ASSOCIATES, INC.:

     RA is a closely held holding company formed by Christopher A. Johnston, Chairman of the Board of Royal Precision, John C. Lauchnor, President and Chief Executive Officer of Royal Precision, and Kenneth J. Warren, Richard P. Johnston, David E. Johnston and Charles S. Mechem, all of whom serve as directors of Royal Precision, and Robert Jaycox. Stockholders of RA and entities affiliated with such stockholders currently may be deemed to beneficially own 80.9% of the issued and outstanding shares of Royal Precision.

     Following its acquisition of Royal Precision, RA intends to pursue acquisitions, both within and outside of the golf industry.

ABOUT ROYAL PRECISION, INC.:

     Royal Precision, Inc. is a leading designer, manufacturer and distributor of high-quality, innovative golf club shafts, including the Rifle shaft featuring Royal Precision's "Frequency Coefficient Matching" technology, or "FCM," designed to provide consistent flex characteristics to all the clubs in a golfer's bag. Royal Precision, Inc. is also a designer and distributor of Royal Grip(R) golf club grips offering a wide variety of standard and custom models, all of which feature durability and a distinctive feel and appearance.